UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a – 6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

RANCON REALTY FUND V, A CALIFORNIA LIMITED PARTNERSHIP

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.
(1) Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Rancon Realty Fund V

c/o Preferred Partnership Services, Inc.

261 Boeing Court

Livermore, California 94551

Address Service Requested    ---------------------------------

REMEMBER TO VOTE

All limited partners in Rancon Realty Fund V were recently sent a Consent Solicitation Statement and Consent Form regarding the sale of the Partnership’s properties and the dissolution of the Partnership.

YOUR VOTE IS IMPORTANT

Please mail the Consent Form in the Business Reply Envelope provided with the Consent Solicitation Statement as soon as possible. Prompt response could save your Partnership the substantial costs associated with a follow-up mailing.

VOTE TODAY!

Preferred Partnership Services, Inc. was hired by the General Partners to provide information about the Consent Solicitation and to tabulate the vote.

NEED ANOTHER CONSENT FORM? HAVE A QUESTION?

CALL PREFERRED PARTNERSHIP SERVICES, INC.

TOLL FREE AT 888-909-7774